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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation in this Registration Statement of our report dated January 12, 1995, included in the Carrington Laboratories, Inc. Form 10-K for the year ended November 30, 1994, and to all references to our Firm included in this Registration Statement.


                                           /s/ ARTHUR ANDERSEN LLP


Dallas, Texas
June 30, 1995